EXHIBIT 99.1

Hallador Selected by Department of Energy for ~$27.2 Million Award Negotiations

Terre Haute, IN., June 5, 2026 — Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today announced that its subsidiary, Hallador Power Company, LLC (“Hallador Power”), was selected by the U.S. Department of Energy’s (“DOE”) Hydrocarbons and Geothermal Energy Office to begin award negotiations for up to $27.2 million , in potential federal funding to modernize the Merom Generating Station (“MGS”) located in Merom, Indiana. Total project cost is estimated to be approximately $56.9 million. The comprehensive modernization project is designed to upgrade MGS’s water management systems to position the plant for future federal Effluent Limitation Guidelines (ELG) requirements. This project will help modernize the delivery of reliable and flexible energy to MISO zone 6.

"First and foremost, we’d like to thank President Donald J. Trump, the National Energy Dominance Council, and the DOE for progressing this initiative, and their understanding of the importance of dispatchable resources and their critical role in providing reliability to the power grid," said Brent Bilsland, Chairman and Chief Executive Officer. "Modernizing the Merom Generating Station will enhance the capabilities of our 1,080 MW rated facility for decades to come, helping power consumers, businesses, and infrastructural enhancements to the region.”

Through the proposed project, Hallador Power will modernize Merom Units 1 and 2 water handling systems to further reduce its environmental impact. This modernization is expected to deliver critical benefits to the region by:

●	Protecting local water resources, safeguarding agriculture and community health through the use of advanced, field-proven water treatment technologies to treat, reuse and safely dispose of process water, with the goal of achieving zero liquid discharge (ZLD).
●	Stabilizing regional energy supply, supporting both rural and urban customers.
●	Supporting workforce development and regional economic activity through domestic sourcing, local contractors, and responsible environmental practices.
●	Contributing to local tax bases, which help fund schools, infrastructure, and public services.

The Company does not anticipate the DOE funding will provide a material benefit to its 2026 financial results, nor can it guarantee that any DOE funding will be awarded or received through the negotiations.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to the outcome of award negotiations, receipt of federal funding, or completion of the ELG water treatment project. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2025, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and provides accredited capacity at its one-Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at http://www.halladorenergy.com.

About the Merom Generating Station

Hallador Power Company, LLC owns and operates the Merom Generating Station, a 1,080 MW rated coal-fired power plant located in Southwest Indiana. The facility provides critical baseload power to utilities serving southern Indiana, eastern Illinois, northern Kentucky, and beyond within the MISO grid.

Hallador Power's modernization strategy represents a comprehensive approach to ensuring the plant's continued operation, delivering timely, scalable benefits to rural and regional communities through reliable and affordable power from an existing generating site.

About DOE's Federal Funding Programs

The U.S. Department of Energy's funding programs under the Bipartisan Infrastructure Law support the modernization of America's energy infrastructure, strengthen grid reliability, and ensure communities have access to affordable, reliable electricity while supporting domestic manufacturing and workforce development.

Company Contact:

Todd E. Telesz
Chief Financial Officer
TTelesz@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
HNRG@elevate-ir.com